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                                                                   EXHIBIT 10.72

                                                                  EXECUTION COPY

                              1996 INCENTIVE PLAN

                                       OF

                                ETC W/TCI, INC.


              1. Plan. This 1996 Incentive Plan of ETC w/tci, Inc. (the "Plan") was adopted by the Board of Directors of ETC w/tci, Inc., a Delaware corporation (the "Company"), to reward certain corporate officers and key employees of the Company by enabling them to acquire shares of Common Stock, par value $.01 per share, of the Company.

              2. Objectives. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to encourage the sense of proprietorship of such employees and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

              3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

              "Additional Shares" shall have the meaning set forth in Section 19(a).

              "Affected Participants" shall have the meaning set forth in
Section 15(d).

              "Affiliate" of a Person means any other Person that Controls, is Controlled by or is under common Control with, such Person.

              "Agreement Regarding Shares" shall have the meaning as set forth in Section 21.

              "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

              "Award" means the grant of an Option to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

              "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.
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              "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York are closed for business.

              "Board" means the Board of Directors of the Company.

              "Calculation Notice" shall have the meaning set forth in Section 15(d).

              "Call" shall have the meaning set forth in Section 15(b).

              "Call Exercise Notice" shall have the meaning set forth in
Section 15(b).

              "Change in Control" shall be deemed to have occurred if (i) any Person (other than TCI or any subsidiary of TCI) shall acquire Control of the Company or (ii) any Person or "group" shall acquire Control of TCI if such Person or "group" does not include as "members" (each within the meaning of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended) either John C. Malone or Bob Magness or their respective Permitted Transferees.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              "Coelho Option" shall have the meaning set forth in Section 21.

              "Coelho Option Agreement" shall have the meaning set forth in
Section 21.

              "Committee" means the Board or such committee of the Board as is designated by the Board to administer the Plan.

              "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

              "Company" means ETC w/tci, Inc., a Delaware corporation and its successors.

              "Company Value" shall have the meaning set forth in Section
15(d).

              "Control" means the power, directly or indirectly, to elect at least a majority of the directors of a Person or the power to direct or cause the direction of management and polices of such Person, whether by ownership of voting securities, contract or otherwise.

              "Derivative Securities" shall have the meaning set forth in
Section 19(c).

              "Determination Date" shall have the meaning set forth in Section 15(d).

              "Determination Event" shall have the meaning set forth in Section 15(d).





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              "Determination Period" shall have the meaning set forth in
Section 15(d).

              "Effective Date" has the meaning set forth in paragraph 24 hereof.

              "Employee" means an employee of the Company or any of its Subsidiaries.

              "Executive" means Tony Coelho.

              "Fair Market Value" of any class or series of capital stock on any trading day means the average of the high and low reported sales prices regular way of a share of such class or series as of the end of such trading day or in case no such reported sale takes place on such trading date the average of the reported closing bid and asked prices regular way of a share of such class or series as of the end of such trading day, in either case on a national securities exchange or the Nasdaq Stock Market, or if the shares of such class or series are not listed on a national securities exchange or quoted on such Nasdaq Stock Market, or if the shares of such class or series are not traded on such national securities exchange or quoted on such Nasdaq Stock Market on such trading day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such trading day as furnished by any New York Stock Exchange member firm selected from time to time by the Company, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such trading day, the fair market value of a share of such class or series as reasonably determined by the Board.

              "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

              "Marketable Securities" means, as of any date on which it is necessary to determine whether securities are Marketable Securities, securities of a corporation domiciled in the United States of America, which securities are (i) freely tradable (or subject to a Registration Rights Agreement in the form of Exhibit B hereto) and (ii) listed on a national securities exchange or quoted on the Nasdaq Stock Market.

              "Nonqualified Stock Option" means an Option that is not an Incentive Option.

              "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

              "Participant" means an Employee to whom an Award has been made under this Plan.

              "Permitted Transferee" as to any Person means any spouse, child, adopted child, lineal descendant, sibling or parent (each, a "Family Member") of such Person, any recipient of securities from such Person pursuant to a Qualified Domestic Relations Order (as defined in the Code), any trustee of a trust for the benefit of such Person or his or her Family Members, and any executor, administrator, trustee or beneficiary of such Person under his or her will or other instrument taking effect at death or under applicable laws of inheritance, succession, descent and





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distribution, provided that if such Person is a transferee of a Participant, such Person agrees in writing to be bound by all the terms and conditions of the Plan and any applicable Option agreement.

              "Person" means any human being or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

              "Public Offering" means the completion of a sale of shares of Common Stock of the Company to the public in an underwritten offering with an aggregate price to the public of not less than $20,000,000 pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (excluding registration statements on Form S-4, S-8 or similar limited purpose forms.)

              "Put" shall have the meaning set forth in Section 15(a).

              "Put Exercise Notice" shall have the meaning set forth in Section 15(a).

              "Subject Shares" shall have the meaning set forth in Section
15(d).

              "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company, directly or indirectly, owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

              "Take Along Notice" shall have the meaning set forth in Section 17(a).

              "TCI" means Tele-Communications, Inc., a Delaware corporation and its successors.

              "TCI Group" means the group consisting of TCI and any affiliate of TCI (other than Tony Coelho or the Company) who acquires shares of Common Stock of the Company.

              "Transfer" means a sale, exchange, pledge, granting of security interest, assignment or other disposition, whether voluntary or by operation of law.

              "Unwind" shall have the meaning set forth in Section 15(c).

              "Vested Stock" means, as of any date, shares of Common Stock which were acquired upon exercise of an Award granted hereunder, shares of Common Stock which could be acquired upon exercise of a then exercisable Award and shares which were acquired upon exercise of preemptive rights (and any shares of Common Stock issued with respect thereto as a result of reorganization, recapitalization, dividend, stock split or other similar event).





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              4.     Eligibility.  Key Employees eligible for Awards under this
Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

              5. Common Stock Available for Awards. Subject to the provisions of paragraph 13 hereof, there shall be available for issuance upon exercise of Awards under this Plan an aggregate of 5,000 shares of Common Stock of the Company. The number of shares of Common Stock that are the subject of Awards under this Plan that expire unexercised shall again immediately become available for Awards hereunder; provided, however, that all shares that are now or hereafter available for Awards hereunder shall, in certain circumstances as set forth in the Coelho Option Agreement attached hereto as Exhibit A, be subject to the Coelho Option as described in Section 21 hereof. As a condition to any subsequent award to a Participant, the Committee shall have the right in its sole discretion, to require such Participant to return to the Company Awards (other than the Coelho Option) previously granted to such Participant under the Plan. Subject to the provisions of the Plan, each Award shall be on such terms and conditions as are specified by the Committee at the time the new Award is granted, provided, however, that in no event will the terms and conditions of such new Award, taken as a whole, be worse from an economic point of view to the Participant than the previous Award. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate consistent with the provisions of the Plan. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

              6.     Administration.

              (a)    This Plan shall be administered by the Committee.

              (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.





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              (c)    No member of the Committee or officer of the Company to
       whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

              7. Delegation of Authority. Subject to requirements of applicable law, the Committee may delegate to an Authorized Officer of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

              8. Awards. An Award shall be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option and/or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the greater of the Fair Market Value of the Common Stock on the date of grant and its par value. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than its par value. Each Option must provide that it will terminate on August 31, 2001 unless a Public Offering has occurred. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee. The Committee shall designate from time to time the Employees who are to be the recipients of such Awards. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, other grants or rights under this Plan (other than the Coelho Option) or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement and as set forth in Section 5 hereof.

              9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering part of the instant Award or all or part of another Award, in any case valued at Fair Market Value on the date of exercise, or any combination thereof. In addition, the Committee may in its discretion permit payment to be made by a full recourse note having such other terms as the Committee may prescribe. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards; provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The





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Committee may provide for procedures to permit the exercise or purchase of such
Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award.

              10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery of shares of Common Stock under this Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

              11. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights, taken as a whole, of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and provided, however, that the Plan shall terminate in any event on September 30, 2001 although Awards granted hereunder need not so terminate.

              12. Assignability. The Committee may prescribe and include in applicable Award Agreements restrictions on transfer. Unless otherwise provided in an Award Agreement, and except in the case of an Incentive Stock Option, transfer shall be permitted to any Permitted Transferee of a Participant who agrees in writing to be bound by the terms of such Award Agreement and this Plan. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 12 shall be null and void.

              13.    Adjustments.

              (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

              (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the





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       number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, and (iii) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee to reflect such transaction. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, subject to the provisions of Section 5 hereof.

              14. Restrictions. No Common Stock shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

              15.    Put and Call Options.

              (a) Any time after September 30, 2000, each Participant shall have the right (the "Put"), exercisable by notice to TCI to such effect (a "Put Exercise Notice"), to require the Company to purchase all of the Vested Stock then held by such Participant and its Permitted Transferees for a purchase price determined in accordance with this Section 15.

              (b) Except to the extent set forth in a Participant's Award Agreement, any time after the termination of the employment of the Participant with the Company, the Company will have the right (the "Call"), exercisable within 90 days of the date of such termination by notice to the Participant to such effect (a "Call Exercise Notice"), to require the Participant and its Permitted Transferees to sell all of his or her shares of Vested Stock then held by such Participant and its Permitted Transferees to the Company as set forth in the Call Exercise Notice, for a purchase price determined in accordance with this Section 15.





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              (c)    On September 30, 2001, each Participant and its Permitted
       Transferees shall be obligated to sell, and TCI shall be obligated to purchase (the "Unwind"), all shares of Vested Stock then held by such Participant and its Permitted Transferees for a purchase price determined in accordance with this Section 15.

              (d) Whenever an event occurs that requires a purchase price to be determined (a "Determination Event"), TCI or the Company, as the case may be and all participants who (i) have exercised a Put, or are subject to a Call exercised, within 90 days of the first such event to occur (the "Determination Period") or (ii) are participating in the Unwind (collectively, the "Affected Participants" (which term shall include the Executive if he would be deemed to be an Affected Participant hereunder by virtue of the occurrence of a "Put", "Call" or "Unwind" under the Agreement Regarding Shares)) will use their good faith efforts to determine the fair market value for the Vested Shares held by each Affected Participant ("Subject Shares") in accordance with the provisions of this Section 15(d). Whenever an action is to be taken or determination is to be made by the Affected Participants, it shall be taken or made based on the decision of the holders of a majority of the Vested Shares held by the Affected Participants.

                     (i) If TCI or the Company, as the case may be, and the Affected Participants are unable to agree on a purchase price for the Subject Shares within 45 days after the earlier of (x) the conclusion of the Determination Period or (y) the date the Unwind occurs (the "Determination Date"), then (A) if the number of Vested Shares held by all Affected Participants is less than 2% of the total number of shares of Common Stock outstanding (including for the purpose of this calculation all Vested Shares and all other shares of capital stock of the Company immediately convertible into shares of Common Stock), the Company Value (as defined below) will be determined in good faith by the Board of Directors of the Company and (B) if clause A is not applicable, TCI or the Company, as the case may be, and the Affected Participants will cause the Company Value (as defined below) as of the Determination Date to be determined by a qualified appraiser acceptable to TCI or the Company, as the case may be, and the Affected Participants.

                     (ii) If TCI or the Company, as the case may be, and the Affected Participants are unable to agree upon a single appraiser within 60 days after the Determination Date, each of TCI, or the Company, as the case may be, on the one hand, and the Affected Participants on the other will have an additional 10 days to select one appraiser nationally recognized in valuing enterprises such as the Company. If either fails to appoint an appraiser, then the determination of Company Value by the one appraiser appointed will be binding.

                     (iii) Each appraiser will determine the purchase price which the Company would receive if the assets and business of the Company and its subsidiaries on a consolidated basis were sold to a third party in a transaction structured as a sale of all the assets and business of the Company and its subsidiaries on a consolidated basis as a going concern, without any reduction for, or assumption of, and free and clear of, any liens or liabilities of the Company and its subsidiaries on a consolidated





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              basis, that is consummated as of the Determination Date (the
              "Company Value"). TCI, or the Company, as the case may be, and the Affected Participants will use their reasonable best efforts to cause each appraiser to submit to the Company, TCI, and each of the Affected Participants a written report indicating its determination of such value within 30 days after the date such appraiser is selected.

                     (iv) If the higher of the two appraisals is 120% or less of the lower appraisal, the average of the two will be the Company Value.

                     (v) If the higher of the two appraisals is more than 120% of the lower appraisal, the Company will immediately notify the two appraisers and cause them to appoint a third similarly qualified appraiser within 10 days of such notice. The Company, TCI and each of the Affected Participants will use their reasonable best efforts to cause such third appraiser (who will not be apprised of the determination of the other appraisers) to submit a written report to each of them indicating such appraiser's determination of the Company Value within 30 days of the date such third appraiser is selected. If three appraisals are necessary, then the average of the two appraisals in which the determinations of Company Value are closest together will be the Company Value or, if the highest and lowest are equidistant from the middle determination, then the middle determination will be the Company Value.

                     (vi) With respect to the determination of Company Value required in connection with each Determination Event, the Company or TCI, as the case may be, on the one hand, and the Affected Participants, on the other hand, each will pay the fees and costs of the appraiser they appoint and, if a single or third appraiser is used, the Company or TCI, as the case may be, and the Affected Participants will split the fees and costs of such appraiser, the costs to be shared among the Affiliated Participants based upon the proportionate pre-tax value they will receive as a result of the appraisal process.

                     (vii) Immediately after the determination of the Company Value, the Company will make a calculation reflecting the cash distribution that would be made to each of the Affected Participants with respect to their Subject Shares if, as of the Determination Date, the Company were deemed to have received such Company Value in connection with an all-cash sale of its assets and business and the Company were then dissolved and liquidated in accordance with its certificate of incorporation and applicable law. Such calculation shall not take into account any tax benefit or tax cost associated with such sale or liquidation. The amount of such theoretical distribution will be the purchase price for the Subject Shares. The Company will promptly give notice (the "Calculation Notice") to TCI and each of the Affected Participants of the amount of such distribution, including a schedule setting forth in reasonable detail the calculation thereof. For purposes of making such calculation,





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              the amount of liabilities, including contingent liabilities, deemed to be paid or reserved against by the Company will be determined as of the Determination Date on a consolidated basis and otherwise in accordance with generally accepted accounting principles applied on a basis consistent with those applicable to preparation of the Company's financial statements for the most recent prior period for which such financial statements were prepared.

                     (viii) The closing of any purchase pursuant to this
              Section 15 will be held at the principal office of the Company at 10:00 a.m., Washington, D.C. time, on the date that is 10 days after determination of the purchase price pursuant to this
              Section 15, or if later, five Business Days after all required consents from governmental authorities or other third parties have been obtained with respect to such transaction. At the closing, the Company will cause the applicable purchase price to be delivered to each Affected Participant (less the amount of any exercise or purchase price remaining to be paid by such Affected Participant with respect to such subject shares, any taxes withheld and such Participant's share of any expenses to be paid pursuant to Section 15(d)(vi)), and such person will transfer the Subject Shares, free and clear of all liens, claims and encumbrances and will deliver such stock certificates, assignments and other agreements and instruments and will take all such other reasonable actions to effect such transfer as the Company or TCI may request. The purchase price for the Subject Shares may be paid, at TCI's option, in cash or by delivery of such number of shares of Marketable Securities of TCI as equals the quotient obtained by dividing the purchase price of the Subject Shares by the average Fair Market Value of one share of such Marketable Securities over the 10-Trading Day period ending on the third Trading Day preceding the date of closing. In the event that TCI elects to deliver Marketable Securities of TCI to an Affected Participant pursuant to this Section 15(d), TCI and such Affected Participant shall enter into a Registration Rights Agreement in substantially the form of Exhibit B hereto and TCI shall at the election of the recipient make all necessary withholding for taxes in such Marketable Securities. All Affected Participants who receive Marketable Securities shall become parties to the same Registration Rights Agreement at such time or at the time they receive Marketable Securities.

              16. Bring Along Right of TCI Group. Each Award Agreement shall contain provisions pursuant to which:

              (a) If one or more members of the TCI Group desires to sell at least a majority of the shares of Common Stock of the Company owned by all members of the TCI Group to a third party or third parties not included in the TCI Group, TCI at its option may require each Participant to sell the same percentage of its Vested Stock as the TCI Group desires to sell to the purchaser selected by the TCI Group at the same price per share of Common Stock of the Company and otherwise on the same terms and conditions as TCI. Upon the closing of any sale of shares of Common Stock of the Company pursuant to this Section 16, each of the Participants will deliver at the closing certificates or other instruments representing such shares of Common Stock of the Company free and clear of any lien, charge or encumbrance (except for any of the foregoing which are to be released in connection with such closing) duly endorsed or accompanied by stock powers executed in blank and such other documents as may be reasonably necessary to effect the sale.

              (b)    The TCI Group may exercise its rights pursuant to this
       Section 16 by giving at least 30 days' prior notice to the Company and the Participants, which notice will specify in reasonable detail the terms of the proposed transaction.

              (c) The rights granted to the TCI Group under this Section 16 may only be exercised if no member of the TCI Group has a direct or indirect equity interest in the proposed transferee (other than an equity interest of 5% or less in a proposed transferee that is a publicly held corporation) and if no other rights or consideration (other than customary representations and warranties) are given by the purchaser to the TCI Group or any of its Affiliates which are not also afforded to the Participants.

              17. Take Along Right of the Participants. Each Award Agreement shall contain provisions pursuant to which:

              (a) To the extent that Section 16 does not apply, each Participant will have the right to participate pro rata in any sale of shares of Common Stock of the Company by the TCI Group (other than to another member of the TCI Group). The TCI Group will give prompt written notice (the "Take Along Notice") to the Company and the Participants of any proposed sale subject to this Section 17, which notice will set forth (i) the number of shares Common Stock of the Company proposed to be sold pursuant to such transaction, (ii) the purchase price and all consideration to be received by the TCI Group,
       (iii) a summary of any other material terms, and (iv) copies of all documents or drafts thereof relating to the sale and the purchaser. If any Participant elects to exercise the option granted by this Section 17, he or she must do so by providing the Company and the TCI Group with a written notice of acceptance within 15 days after the date of receipt of the Take Along Notice, which notice of acceptance will constitute the agreement of such Participant to be bound by the terms of such sale.
       The maximum number of shares of Common Stock of the Company to be sold by such Participant will be an amount equal to the product of (i) the total number of shares of Vested Stock held by such Participant and (ii) a fraction, the numerator of which will be the total number of shares of Common Stock of the Company to be purchased in the proposed transaction as set forth in the Take-Along Notice and the denominator of which will be the total number of shares of Common Stock of the Company held by the TCI Group. To the extent that the number of shares of Common Stock of the Company desired to be sold by the Participants in accordance with the foregoing formula exceeds the number of shares of Common Stock of the Company which the purchaser desires to purchase, the number of shares of Common Stock of the Company permitted to be sold by each member of the TCI Group and each of the Participants electing to participate will be reduced pro rata based on the respective number of shares of Common Stock of the Company each member of the TCI Group and each Participant is seeking to sell to such purchaser. At a closing, the time and place of which will be reasonably specified by the TCI Group, each of the Participants electing to participate will deliver certificates representing shares of Common Stock of the Company to be sold free and clear of any lien, charge or encumbrance whatsoever (except for any of the foregoing which are to be released in connection with such closing), duly endorsed or accompanied by stock powers executed in blank and such other documents as may be reasonably necessary to effect the sale.

              18. Other Conditions to Transfers: No Voting Agreements. Anything in this Agreement to the contrary notwithstanding, (i) no Participant will Transfer shares of Common Stock of the Company to any transferee (including any Permitted Transferee) unless the transferor delivers to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed Transfer does not violate the Securities Act of 1933, as amended, or any applicable state law, and (ii) no Participant will effect any Transfer of any securities issued by the Company in violation of any applicable state or federal law. The Company agrees that it will not require an opinion of counsel for ordinary transaction complying with Rule 144 under the Securities Act of 1933, as amended. Except as specifically provided in this Plan, no Participant will grant any proxy or become a party to any voting trust or other agreement regarding voting or Transfer of shares of Common Stock of the Company to the extent that such would conflict with such party's obligations under this Plan.

              19.    Preemptive Rights.

              (a) Issue of Additional Shares. If and whenever the Company issues any additional shares of Common Stock of the Company ("Additional Shares"), except as provided in this Section 19, each Participant will have the right, but not the obligation, to purchase such Additional Shares up to an amount sufficient to permit such Participant to maintain his or her percentage common equity interest in the Company (based on the total number of shares of Vested Shares held by such Participant) at the level existing immediately prior to the issuance of the Additional Shares. If the Company desires to issue Additional Shares, it will first give notice thereof to each Participant stating the number of Additional Shares proposed to be issued, the total consideration to be received by the Company upon sale of the Additional Shares and any other material terms of the transaction. Within 30 days after the receipt of such notice, each Participant may exercise its rights under this Section 19 by giving written notice to that effect to the Company. Failure to give such notice within that 30-day period or failure to pay at the required time the purchase price for any Additional Shares as to which a right to purchase will have been exercised will constitute a waiver of the rights granted by this Section 19 as to the particular issuance of Additional Shares specified in the Company's notice. In the event that at the conclusion of such 30-day period, any Participant fails to exercise his or her rights as to any portion of the Additional Shares he or she is entitled to purchase, the Executive shall have the right within 5 business days after the expiration of such 30-day period to elect to purchase any or all of such Additional Shares by written notice to that effect to the Company. Nothing in this Section 19 will be deemed to prohibit sales of Additional Shares to any Participant so long as such sales of Additional Shares are conducted in compliance with this
       Section 19.

              (b) Per Share Price. The per share purchase price to be paid upon exercise of the rights granted under this Section 19 will be equal to the per share consideration at which the Additional Shares are offered or proposed to be offered by the Company to another party. The total consideration for which Additional Shares are offered or proposed to be offered will be determined as follows: (i) in case of the proposed issuance of Additional Shares for cash, the consideration to be received by the Company will be the amount of cash for which the Additional Shares are proposed to be issued and (ii) in case of the proposed issuance of Additional Shares in whole or in part for consideration other than cash, the value of the consideration to be received by the Company other than cash will be the Fair Market Value of that consideration as determined by the Board.

              (c) Derivative Securities. If and whenever the Company issues any securities convertible into or exchangeable or exercisable for Additional Shares or rights or options to subscribe for or to purchase Additional Shares ("Derivative Securities"), except as provided in this
       Section 19, each Participant will have the right but not the obligation, to purchase Derivative Securities of like kind up to an amount which when converted, exchanged or exercised would be sufficient to permit such Participant to maintain its percentage common equity interest in the Company (based on the total number of Vested Shares held by such Participant) at the level existing immediately prior to the issuance of the Derivative Securities. If the Company desires to issue Derivative Securities, it will first give notice thereof to each Participant stating the number of Derivative Securities proposed to be issued and the total consideration to be received by the Company upon sale of the Derivative Securities. Within 30 days after the receipt of such notice, each Participant may exercise its rights under this Section 19 by giving written notice to that effect to the Company. Failure to give such notice within that 30-day period or failure to pay at the required time the purchase price for any Derivative Securities as to which a right to purchase will have been exercised will constitute a waiver of the rights granted by this Section 19 as to the particular issuance of Derivative
       Securities specified in the Company's notice.   In the event that at the
       conclusion of such 30-day period, any Participant fails to exercise his or her rights as to any portion of the Derivative Securities he or she is entitled to purchase, the Executive shall have the right within 5 business days after the expiration of such 30-day period to elect to purchase any or all of such Derivative Securities by written notice to that effect to the Company.

              (d) Purchase Price of Derivative Securities. The purchase price to be paid upon exercise of the rights granted under Section 19 will be in proportion to the consideration proposed to be received by the Company upon the original issuance to another party of Derivative Securities. The amount of consideration to be received by the Company upon the original issuance of such Derivative Securities will be determined in the manner provided in Section 19(b). With respect to Derivative Securities convertible into or exchangeable or exercisable for Additional Shares, the rights of the Participants will apply only to the issuance of such Derivative Securities and the Participants will have no rights under this Agreement with respect to the Company's issuance of Additional Shares upon the conversion, exchange or exercise of such Derivative Securities.

              (e) Limitations. The provisions of this Section 19 will not apply to (i) shares of Common Stock of the Company issued as a stock dividend to all holders of Shares or upon any subdivision or combination of shares of Common Stock of the Company, (ii) securities issued for the acquisition by the Company of another entity or business by merger or such other transaction as would result in the ownership by the Company of not less than a majority of the voting power of the other entity or for the purchase of all the assets of an entity or business, (iii) shares of Common Stock of the Company or Derivative Securities that are sold by the Company pursuant to a registration statement filed under the Act, or (iv) shares of Common Stock of the Company or Derivative Securities issued to employees of the Company (including shares issued pursuant to the Plan) which together with shares of Common Stock of the Company issued to the Executive do not exceed 20% of the aggregate of the number of shares of Common Stock of the Company issued pursuant to the Agreement Among Shareholders plus such shares of Common Stock of the Company or Derivative Securities.

              (f) Terms of Payment of Purchase Price. Unless otherwise agreed to by the parties to this Agreement, the purchase price to be paid by each Participant upon exercise of its rights under this Section 19 will be paid upon terms which are the same as those on which Shares or Derivative Securities are sold to the third party purchasers, unless those terms provide for payment in a manner which could not be duplicated by a Participant, such as the transfer of specific property to the Company, in which event such payment will be in cash in an amount equal to the Fair Market Value of such specific property as determined by the Board.

              20. Termination of Certain Provisions. The rights of the Participants and the TCI Group granted under or pursuant to Sections 15, 16, 17 and 19, will terminate and be of no further force or effect upon the closing of the Company's initial Public Offering.

              21. The Coelho Option. In addition to any rights and preferences of the Executive set forth in this Plan and set forth in the Agreement Regarding Shares between the Company and the Executive (the "Agreement Regarding Shares"), the Company shall, on the Effective Date, grant to the Executive an option (the "Coelho Option") to purchase certain shares of capital stock of the Company on the terms and subject to the conditions set forth in the Coelho Option Agreement attached hereto as Exhibit A (the "Coelho Option Agreement"). Notwithstanding anything to the contrary herein, the Coelho Option shall be governed by the Coelho Option Agreement and the Agreement Regarding Shares.

              22. Acceleration upon a Change in Control. In the event a Change in Control of the Company occurs, unless otherwise specified in the applicable Award Agreement, all shares of Common Stock subject to outstanding Awards shall become Vested Stock and each Option may be immediately and freely exercised by the Participant or such Participant's Permitted Transferees.

              23. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

              24. Effectiveness. This Plan shall be effective as of April 3, 1996, (the "Effective Date"), the date on which it was approved by the Board of Directors of the Company.